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                                                                EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-52882, 33-61530, 33-71984, 33-82196, 33-96426 and 333-10889) and Forms S-3 (Registration Nos. 33-69544,
33-99528, 333-09927 and 333-14555), of our report dated on January 29, 1997 on the financial statements included in the annual report on Form 10-K of Magainin Pharmaceuticals Inc. as at and for the year ended December 31, 1996.



/s/ Richard A. Eisner, LLP
--------------------------
New York, New York
March 28, 1997